UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

December 6, 2021 (November 30, 2021)

____________________________

GROWLIFE, INC.

(Exact name of registrant as specified in charter)

Delaware

(State or other Jurisdiction of Incorporation or Organization)

000-50385 (Commission File Number)		90-0821083 (IRS Employer Identification No.)
11335 NE 122nd Way, Suite 105 Kirkland, WA 98034 (Address of Principal Executive Offices and zip code)

(866) 781-5559

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignations

Effective November 30, 2021, Michael Fasci resigned as the Chief Financial Officer, Secretary and Director of GrowLife, Inc. (“the Company”). Mr. Fasci had no disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Effective November 30, 2021, Joseph Barnes resigned from all positions including as president of the Company’s wholly owned subsidiary, GrowLife Hydroponics, Inc. Mr. Barnes had no disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.

Appointments

Effective December 1, 2021, the Company’s Board of Directors (“Board”) has appointed its current Chief Executive, Marco Hegyi, to act as interim Chief Financial Officer while the Company identifies a qualified replacement candidate. Additionally, Mr. Thom Kozik, a current member of the Company’s Board has been appointed to act as interim Secretary effective December 1, 2021. Mr. Hegyi and Mr. Kozik’s biographies are incorporated by reference as included in Form 10-K filed with the Commission on April 15, 2021.

On December 1, 2021, the Board appointed Mr. David Dohrmann as President of the Company. In connection with the appointment, Mr. Dohrmann will receive annual compensation of $120,000. The Company and Mr. Dohrmann have not entered into any compensatory agreements as of this this Current Report on Form 8-K except as otherwise set forth herein (“Report”).

Mr. Dohrmann, age 55, has served as a General Partner of Penché Partners, a San Francisco based venture capital firm since January 2020. Prior to Penché, he served as the Chief Executive Officer of Gazillion Entertainment from August 2015 until December of 2018. From February 2013 to October 2016, Dohrmann was also a Managing Director at Roth Capital Partners, an Investment Bank, where he focused on Venture Capital investments. From September 2010 to January 2012, Dohrmann was the founder & CEO of Playchemy Inc., a San Francisco based developer of online and mobile games.

From 2005 to 2010, Mr. Dohrmann served as a partner and headed the digital media and entertainment practice at Security Research Associates, a San Francisco based investment banking Firm focused on the emerging growth small & microcap Companies. From 2002 until 2005 he served as a partner and investment banker at Halpern Capital, an Investment Banking firm also focused on serving emerging growth Companies in the small and micro cap arena.

From 2000 to 2002 Mr. Dohrmann was VP of Corporate Development for Sagent Inc., a Nasdaq traded company acquired by Group 1 Software in 2003. From 1992 to 1997 Mr. Dohrmann was VP of Institutional Sales at the Investment Banking firm Donaldson Lufkin & Jenrette.

Mr. Dohrmann received a Bachelor of Arts Degree from the University of Southern California in 1989.

Mr. Dohrmann’s public company experience and knowledge of investment banking, corporate development, institutional sales, venture capital, his focus and work with public small and microcap Companies and as an operating executive will provide GrowLife with valuable perspective and guidance for corporate development initiatives as President of the Company.

Except as otherwise disclosed in this Report, there are no arrangements or understandings between Mr. Dohrmann and any other person pursuant to which he was appointed as an officer of the Company. In addition, there are no family relationships between Mr. Dohrmann and any of the Company’s other officers or directors. Further, except as otherwise disclosed herein, there are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Dohrmann had, or will have, a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GROWLIFE, INC.

Date: December 6, 2021	By:	/s/ Marco Hegyi
Marco Hegyi
Chief Executive Officer